                                                                    Exhibit 3.11

                                 BAHAMA ISLANDS.

                                      - - -

                               The Companies Act.

                           Company Limited by Shares.

                                      - - -

                            MEMORANDUM OF ASSOCIATION

                                       OF

                          PARADISE ENTERPRISES LIMITED

          1. The name of the company is "Paradise Enterprises Limited".

          2. The registered office of the company will be situate in the Island of New Providence one of the Bahama Islands.

          3. The objects for which the company is established are: -

               (1) To establish, maintain, own, operate, conduct, control, manage, or assist in any manner in the management of any clubs, facilities and conveniences for the advantage, enjoyment, pleasure or entertainment of such persons as the company shall from time to time think fit; to provide club-houses and other facilities and conveniences, and generally to afford all the advantages, conveniences and accommodation of clubs and facilities of every kind.

               (2) To enter into agreements and arrangements with artists, actors, performers, entertainers, authors, writers, composers, lyricists, producers, directors, and technicians of every kind or description relating to performances and entertainments, public and private, or every kind and description, including, without limiting the generality of the foregoing words, musical and dramatic performances, promenade and other concerts, ballets, operas, operettas, plays, pantomimes, revues, cabarets, vaudeville, burlesques, circuses, amusements and diversions of every kind and description provided or produced by natural, mechanical or electronic means or otherwise howsoever.

               (3) To carry on the business of hotel, restaurant, night-club, cafe, tavern, beer-house, refreshment-room, and lodging-house keepers, licensed victuallers, wine, beer, and spirit merchants, dealers in and importers of aerated, mineral, and artificial waters and other drinks, purveyors, caterers for amusements and diversions generally, proprietors of motor and other vehicles, garage proprietors, livery-stable keepers, jobmasters, farmers, dairymen, ice merchants, importers and brokers of food, live and dead stock, and colonial and foreign produce of all descriptions, hairdressers, perfumers, chemists, proprietors of clubs, baths, dressing rooms, laundries, reading, writing and newspaper rooms, libraries, grounds and places of amusements, recreation, sport, entertainment, and instruction of all kinds, tobacco and cigar merchants, agents for railway, air and shipping companies and carriers, theatrical and opera box office proprietors, and entrepreneurs and general agents.

               (4) To carry on business as tourist agents and contractors, and to facilitate travelling and to provide for tourists and travellers, and promote the provision of conveniences of all kinds in the way of through tickets, circular tickets, sleeping cars or berths, reserved places, hotel and lodging accommodation, guides, safe deposits, inquiry bureaus, baggage transport and otherwise.

               (5) To purchase, take on lease or in exchange, or otherwise acquire and to hold any lands and buildings in the Bahama Islands or elsewhere, and any estate or interest in, and any rights connected with, any such lands and buildings.

               (6) To develop and turn to account any land acquired by or in which the company is interested, and in particular by laying out and preparing the same for building purposes, constructing, altering, fitting up, and improving buildings and by planting, paving, draining, farming, and cultivating the same, and by advancing money to, and entering into contracts and arrangements of all kinds with builders, tenants and others.

               (7) To purchase for investment or resale, and to traffic in land and other property of any tenure and any interest therein, and to make advances upon the security of land or other property, or any interest therein, and to deal in, traffic by way of sale, lease, exchange, or otherwise with land and any other property, whether real or personal, and generally to carry on the business of real estate agents and dealers in all its branches.

               (8) To purchase or otherwise acquire any interest in any patents, brevets d'invention, licences, concessions, and the like, conferring an exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem to the company capable of being profitably dealt with, and with a view thereto to enter into and carry into effect all such agreements as may seem expedient, and to use, exercise, develop, grant licences in respect of, or otherwise to turn to account any such patents, brevets d'invention, licences, concessions, and the like, and information aforesaid.


               (9) To carry on business as bankers, capitalists, financiers, promoters, concessionaires, contractors, manufacturers, and merchants, and to undertake, and carry on, and execute all kinds of banking, financial, contracting, manufacturing, trading, and other operations commonly carried on or undertaken by bankers, capitalists, financiers, promoters, concessionaires, contractors, manufacturers, and merchants.

               (10) To subscribe for, conditionally or unconditionally, to underwrite, issue on commission or otherwise, to assume liability under, acquire by purchase or otherwise, and to hold, either as principals or agents, and absolutely as owners, or by way of collateral security, or otherwise, and to sell, mortgage, pledge, convert, exchange, or otherwise, dispose of or deal in the stock, shares, bonds, debentures, and other securities or obligations of any government, municipal or other authority, or any industrial, commercial, financial, or other company, and to issue paid up shares or other securities of the company in payment or part payment of the purchase price of any stock, shares, bonds, debentures, or other securities or obligations acquired by the company.

               (11) To purchase or otherwise acquire, and to hold, sell,
                    exchange, lease, mortgage, pledge, charges, convert, turn to account, dispose of, and deal with property and rights of all kinds, and in particular mortgages, debentures, debenture stock, stock, shares, bonds, patents, concessions, annuities, policies, options, contracts, produce, commodities, bullion, specie, gems and other minerals, book debts, business concerns and undertakings, and claims, privileges, and choses in action of all kinds.

               (12) To grant annuities of all kinds, whether dependent on human life or otherwise, and whether perpetual or terminable, immediate or deferred, absolute, contingent or otherwise.

               (13) To carry on any kind of manufacture or trade, and to buy, sell and deal in goods, wares and merchandise of all kinds.

               (14) To carry on a general financial agency, investment and brokerage business, and to act as agents and brokers for the purchase, sale, improvement, and management of any property, estate, business or undertaking.

               (15) To act as agents and brokers for any individual, company, firm, or court of law, for the investment, loan, payment, transmission, and collection of money, and to take, receive, hold, transfer, and convey all property, real or personal, which may be granted, conveyed, or committed to this company.

               (16) To act as agents or attorneys for the transaction of any business, and the investment and collection of moneys, rents, interests, dividends, mortgages, bonds, bills, notes and other securities.

               (17) To carry on a guarantee, trust and agency business, and to give any guarantee for the payments of money or for the performance of any obligation or undertaking, whether on behalf of the company or on behalf of any other person or corporation.

               (18) To advance, deposit, or lend money, securities, and
                    property, to or with such persons and on such terms as may seem expedient, and to discount, buy, sell, and deal in bills, notes, warrants, coupons, and other negotiable or transferable securities or documents.

               (19) To promote, organise, manage, or develop, or to assist in the promotion, organisation, management, or development of any company, syndicate, enterprise, or undertaking.

               (20) To carry on any other business which may seem to the company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the company's property or rights.

               (21) To acquire and undertake the whole or any part of the business, property, and liabilities of any person or company carrying on any business which this company is authorised to carry on, or possessed of property suitable for the purposes of this company.

               (22) To take, or otherwise acquire, and hold shares in any other company having objects altogether or in part similar to those of this company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this company.

               (23) Generally to purchase, take on lease or in exchange, hire, or otherwise acquire, any real and personal property, and any rights or privileges which the company may think necessary or convenient for the purposes of its business, and to construct, maintain and alter any buildings, or works, necessary or convenient for the purposes of the company.

               (24) To promote any company or companies for the purpose of acquiring all or any of the property and liabilities of this company, or for any other purpose which may seem directly or indirectly calculated to benefit this company.

               (25) To sell or dispose of the undertaking of the company or any part thereof for such consideration as the company may think fit, and in particular for shares, debentures, bonds, mortgages, or other securities of any other company having objects altogether or in part similar to those of this company.

               (26) To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this company is authorised to carry on or engage in, or any business or transaction capable of being conducted so as to directly or indirectly benefit this company.

               (27) To amalgamate with any other company having objects
                    altogether or in part similar to those of this company.

               (28) To enter into any arrangements with any governments or authorities, supreme, municipal, local or otherwise, that may seem conducive to the company's objects, or any of them, and to obtain from any such government or authority, any rights, privileges, and concessions which the company may think it desirable to obtain, and to carry out, exercise, and comply with any such arrangements, rights, privileges, and concessions.

               (29) To obtain any provisional Order or Act of the Legislature and to do any other act or thing for enabling the company to carry any of its objects into effect, or for effecting any modification of the company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated, directly or indirectly to prejudice the company's interests.

               (30) To draw, make, accept, indorse, discount, execute, and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.

               (31) To invest and deal with the moneys of the company not immediately required upon such securities and in such manner as may from time to time be determined.

               (32) To lend money, either with or without security, generally to such persons and on such terms as the company may think fit, and in particular to customers and others having dealings with the company and to members, directors and officers of the company and to members, directors and officers of the company, and to guarantee to payment of money and/or the performance of contracts and obligations by any such persons.

               (33) To borrow or raise or secure the payment of money in such manner as the company shall think fit, and in particular by the issue of debentures, or debenture stock, perpetual or otherwise, charged upon all or any of the company's property (both present and future), including its uncalled capital, and to redeem or pay off such securities.

               (34) To sell, improve, manage, develop, exchange, lease,
                    mortgage, dispose of, turn to account, or otherwise deal with, all or any part of the property or rights of the company.

               (35) To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the company's capital, or any debentures or other securities of the company, or in or about the formation or promotion of the company or the conduct of its business.

               (36) To adopt such means of making known the business of the company as may seem expedient.

               (37) To grant pensions, allowances, gratuities and bonuses to directors, ex-directors, officers, ex-officers, employees and ex-employees of the company and the dependents and connections of such persons, and to establish and maintain or concur in establishing and maintaining trusts, funds, or schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their dependents or connections, and to support or subscribe to any charity, funds, or institutions the support of which may in the opinion of the directors be calculated directly or indirectly to benefit the company or its employees, and to institute and maintain any club or other establishment or profit sharing scheme calculated to advance the interests of the company, its officers or employees.

               (38) To pay for any rights or property acquired by the company, and to remunerate any person or persons or body or bodies corporate, either by cash payment, transfer of property, or by the allotment of shares, debentures or other securities of the company credited as paid up in full, in part or otherwise.

               (39) Generally, to do all such other acts and things as the company may think incidental or conducive to the attainment of the above objects or any of them.

               (40) To procure the company to be registered or recognised in any part of the world outside of the Bahama Islands.

               (41) To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.

               (42) To distribute any of the property of the company "in specie"
                    among the members.

And it is hereby declared that the word "company" in this clause, except where used in reference to this company, shall be deemed to include any partnership or other body of persons whether corporate or unincorporate, and whether domiciled in the Bahama Islands or elsewhere, and that the objects specified in the different paragraphs of this clause shall, except where otherwise expressed in such paragraphs, be in nowise limited by reference to any other paragraph or the name of the company, but may be carried out in as full and ample a manner and shall be construed in as wide a sense as if each of the said paragraphs defined the objects of a separate, distinct and independent company.

     4. The liability of the members is limited.

     5. The capital of the company is (pounds) 1,000 divided into 1,000 shares of (pounds) 1 each, with power to divide the shares in the capital for the time being into several classes, and to attach thereto respectively any preferential, deferred, qualified, or special rights, privileges, conditions or restrictions and to modify or deal with in the manner mentioned in Clause 25 of the accompanying Articles of Association but not otherwise, any rights for the time being attached to any class or classes of shares in the company so that Clause 25 of the said Articles shall be deemed to be incorporated herein and have effect accordingly.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the company set opposite our respective names.